           STOCK PURCHASE AGREEMENT, dated as of December 19, 1997, among NTI, INC., a California corporation ("NTI-CA"), THE DAVILA MARITAL TRUST, UNDER TRUST
                                 ------
DOCUMENT DATED MARCH 13, 1989, MICHAEL J. IRVIN, AS TRUSTEE, a California irrevocable trust (the "Davila Marital Trust"), THE DAVILA SURVIVOR'S TRUST,
                        --------------------
UNDER TRUST DOCUMENT DATED MARCH 13, 1989, LIANE DAVILA, AS TRUSTEE, a California revocable trust (the "Davila Survivor's Trust", and together with the
                                 -----------------------
Davila Marital Trust, collectively, the "Trusts"; NTI-CA and the Trusts are
                                         ------
referred to herein, collectively, as the "Davila Group") and JAMES S. MARCELLI,
                                          ------------
an individual ("Marcelli") (NTI-CA, the Trusts and Marcelli are referred to
                --------
herein, collectively, as "Sellers"), and DETAILS, INC., a California corporation
                          -------
("Purchaser").
  ---------

                             W I T N E S S E T H :
                             -------------------

           WHEREAS, Sellers own all the issued and outstanding shares of common stock, no par value (the "Shares"), of Colorado Springs Circuits, Inc., a
                          ------
Colorado corporation (the "Company"); and
                           -------

           WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Shares, upon the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, Purchaser and Sellers hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

           SECTION  1.01.  Purchase and Sale.  Upon the terms and subject to the
                           -----------------
conditions set forth in this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, the Shares.

           SECTION  1.02.  Purchase Price.  The aggregate purchase price (the
                           --------------
"Purchase Price") for the Shares shall be $38,000,000 in cash, subject to
 --------------
adjustment, if any, in accordance with Section 1.04. The Purchase Price shall be payable as provided in Section 1.03(c).

           SECTION  1.03.  Closing.  (a)  Subject to the terms and conditions of
                           -------
this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 9:00 a.m., local time, on
                              -------
the later of (i) December 22, 1997 and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, or at such other time or on such other date or at such other place as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
                                   ------------

           (b) At the Closing, Sellers shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and (ii) the certificate required to be delivered pursuant to Section 7.02(a).

           (c) At the Closing, Purchaser shall deliver to Sellers (i) the Purchase Price, as adjusted prior to the Closing pursuant to Section 1.04 by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Closing Date by Sellers in a written notice to Purchaser and (ii) the certificate required to be delivered pursuant to Section 7.01(a). The Purchase Price shall be distributed among Sellers in accordance with the percentages (the "Sellers' Percentages") set
                                                 --------------------
forth on Exhibit 1.03(c).

           (d) At Closing, Purchaser shall contribute to the Company and the Company shall deliver to [Bank One] in escrow (the "Grosso/St. Andre Escrow"),
                                                    -----------------------
the Estimated Grosso/St. Andre Payments by wire transfer in immediately available funds to an escrow account or accounts designated at least two Business Days prior to the Closing Date by the Company in a written notice to Purchaser.

           (e) At Closing, Purchaser shall contribute $300,000 to the Company, and the Company shall pay the Bonus Payments.

           SECTION  1.04.  Purchase Price Adjustment.  (a)  The Purchase Price
                           -------------------------
shall be subject to adjustment, if any, as specified in this Section 1.04.

           (b) Two days prior to the anticipated Closing Date, Sellers delivered to Purchaser Sellers' written estimate of (i) the Net Debt Obligations of the Company (the "Estimated Net Debt Obligations") as of the Closing Date,
                     ------------------------------
(ii) the Grosso/St. Andre Payments (the "Estimated Grosso/St. Andre Payments"),
                                         -----------------------------------
which estimate will be based upon the Interim Net Worth and (iii) the amount (the "Estimated Net Worth Differential") by which the Closing Net Worth will
      --------------------------------
exceed or fall short of $5,065,000 (the "Net Worth Target"), a copy of which
                                         ----------------
written estimate is attached hereto as Exhibit 1.04(b). The Purchase Price payable by Purchaser at the Closing shall be (x) reduced by the aggregate amount of the Estimated Debt Obligations, the Estimated Grosso/St. Andre Payments and the Bonus Payments and (y) increased (if the Estimated Net Worth Differential is a positive number) or reduced (if the Estimated Net Worth Differential is a negative number) by the amount of the Estimated Net Worth Differential. Subject to Section 1.04(e), within 35 Business Days after the date of receipt by Sellers of the Closing Balance Sheet (as hereinafter defined):

           (i) If the Net Debt Obligations of the Company disclosed on the Closing Balance Sheet are less than the Estimated Net Debt Obligations, Purchaser shall immediately pay to Sellers, as an adjustment to the Purchase Price, in immediately available funds, an amount equal to the amount by which the Estimated Net Debt Obligations exceed the Net Debt Obligations;

           (ii) If the Net Debt Obligations of the Company disclosed on the Closing Balance Sheet are greater than the Estimated Net Debt Obligations, Sellers shall immediately pay to Purchaser, as an adjustment to the Purchase Price, in immediately available funds, an amount equal to the amount by which the Net Debt Obligations exceed the Estimated Net Debt Obligations;

           (iii) If the Grosso/St. Andre Payments calculated on the basis of the final Purchase Price (without any reduction for the Grosso/St. Andre Payments) determined pursuant to the Closing Balance Sheet are less than the amounts delivered into the Grosso/St. Andre Escrow in accordance with
     Section 1.03(d), an amount equal to the difference between the Estimated Grosso/St. Andre Payments and the Grosso/St. Andre Payments shall be distributed from the Grosso/St. Andre Escrow to Sellers; and

           (iv) If the Grosso/St. Andre Payments calculated on the basis of the final Purchase Price (without any reduction for the Grosso/St. Andre Payments) determined pursuant to the Closing Balance Sheet are greater than the amounts delivered to the Grosso/St. Andre Escrow in accordance with
     Section 1.03(d), Sellers shall pay into the Grosso/St. Andre Escrow an amount equal to the difference between the Estimated Grosso/St. Andre Payments and the Grosso/St. Andre Payments.

           (c) As soon as practicable (but in no event later than 90 calendar days following the Closing Date), Purchaser shall prepare and deliver to Sellers an audited balance sheet for the Company (the "Closing Balance Sheet"), as of
                                               ---------------------
the Closing Date. The Closing Balance Sheet shall be accompanied by (i) the report thereon of Price Waterhouse LLP, independent accountants of Purchaser (the "Purchaser's Accountants"), stating that the Closing Balance Sheet fairly
      -----------------------
presents the financial position of the Company as of the date thereof in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements, (ii) a calculation of the Closing Net Worth and (iii) a calculation of the Working Capital. Following the delivery of the Closing Balance Sheet to Sellers and during the period of any dispute provided for in
Section 1.04(e), Purchaser shall provide Sellers and Sellers' Accountants reasonable access to the books and records (including all supporting documents and auditors work papers used in the preparation of the Closing Balance Sheet), facilities and employees of the Company, and Purchaser shall cooperate fully with Sellers' Accountants, in each case to the extent required by Sellers and Sellers' Accountants in order to review the Closing Balance Sheet and to investigate the basis for any such dispute.

           (d) Subject to Section 1.04(e), within 35 Business Days after the date of receipt by Sellers of the Closing Balance Sheet:

           (i) If the Closing Net Worth is less than the sum of (A) the Net Worth Target and (B) the Estimated Net Worth Differential (such sum being, the "Interim Net Worth") Sellers shall immediately pay to Purchaser, as an
          -----------------
     adjustment to the Purchase Price, in immediately available funds, an amount equal to such shortfall below the Interim Net Worth;

           (ii)  If the Closing Net Worth is greater than the Interim Net Worth,

     Purchaser shall immediately pay, as an adjustment to the Purchase Price, in immediately available funds, to Sellers an amount equal to such excess over the Interim Net Worth; and

           (iii) If the amount of Working Capital of the Company is less than $4,200,000 (the "Working Capital Target"), Sellers shall immediately pay to
                      ----------------------
     Purchaser, as an adjustment to the Purchase Price, in immediately available funds, an amount equal to the amount by which the Working Capital is less than the Working Capital Target.

           (e) If not disputed by Sellers in accordance with this Section 1.04(e), the Closing Balance Sheet and the calculation of Closing Net Worth and Working Capital delivered by Purchaser to Sellers shall be final, binding and conclusive on the parties hereto. Sellers may dispute any amounts reflected on the Closing Balance Sheet or the calculation of Closing Net Worth and Working Capital, provided, however, that Sellers shall notify Purchaser and Purchaser's
         --------  -------
Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute, within 30 Business Days of Sellers' receipt of the Closing Balance Sheet. In the event of such a dispute, each of Purchaser and Sellers shall negotiate in good faith to reconcile their differences. If such dispute has not been resolved within 10 Business Days after the notice referred to in the preceding sentence has been given, Irvin, Abrahamson & Company (the "Sellers' Accountants") and Purchaser's
                                         --------------------
Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Purchaser's Accountants and Sellers' Accountants are unable to reach a resolution with respect to all items, Purchaser's Accountants and Sellers' Accountants shall submit the items remaining in dispute that Sellers shall be entitled to dispute by the terms of this Section 1.04(e) for resolution to Arthur Andersen LLP or such other independent accounting firm as may be mutually acceptable to Sellers and Purchaser (the "Independent Accounting
                                                   ----------------------
Firm"), which shall, within 30 Business Days of such submission, determine and
----
report to Sellers and Purchaser upon such remaining disputed items, and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on Sellers and Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between Sellers and Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting
Firm) bears to the total amount of such remaining disputed amounts so submitted. Any amount that is subject to dispute under this Section 1.04(e) shall be paid by Sellers or Purchaser, as the case may be, in immediately available funds, within five Business Days following the resolution of such dispute and in an amount in accordance with such resolution.

           (f) In acting under this Agreement, Sellers' Accountants, Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

           (g) Any payment required to be made by Sellers or Purchaser pursuant to

Sections 1.04(b) or 1.04(d) shall bear interest from the Closing Date through the date of payment on the basis of the average of the daily rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate from the Closing Date to the date of such payment. Any payment required to be made by Sellers pursuant to Sections 1.04(b) or 1.04(d) shall be a joint and several obligation of all Sellers.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

           Each of Sellers, jointly and severally among the members of the Davila Group and severally (and not jointly) as between the Davila Group and Marcelli, represents and warrants to Purchaser as follows:

           SECTION  2.01.  Incorporation and Authority of NTI-CA.  NTI-CA is a
                           -------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NTI-CA, the performance by NTI-CA of its obligations hereunder and the consummation by NTI-CA of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NTI-CA. This Agreement has been duly executed and delivered by NTI-CA, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of NTI-CA enforceable against NTI-CA in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           SECTION  2.02.  Formation and Authority of the Trusts.  Each of the
                           -------------------------------------
Trusts is a trust duly formed, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Trusts, the performance by the Trusts of their obligations hereunder and the consummation by the Trusts of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Trusts. This Agreement has been duly executed and delivered by each of the Trusts, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Trust enforceable against each Trust in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           SECTION  2.03.  Incorporation and Qualification of the Company.  The
                           ----------------------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, would not have, individually or in the aggregate, a Material Adverse Effect.

           SECTION  2.04.  Capital Stock of the Company.  Except as set forth in
                           ----------------------------
Section 2.04 of the Disclosure Schedule, the Shares constitute all the authorized, issued and outstanding shares of capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of the Company obligating the Company to issue or sell any of its shares of capital stock.
Each Seller has good and valid title to, and is the record beneficial owner of the Shares set forth opposite such Seller's name in Section 2.04 of the Disclosure Schedule, free and clear of all pledges, security interests and all other material liens, encumbrances and adverse claims, except for any liens, encumbrances or adverse claims arising out of, under or in connection with this Agreement. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

           SECTION  2.05.  Subsidiaries.  The Company has no Subsidiaries.
                           ------------

           SECTION  2.06.  No Conflict.  Assuming all consents, approvals,
                           -----------
authorizations and other actions described in Section 2.07 have been obtained and all filings and notifications listed in Section 2.07 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating particularly to Purchaser or as described in Section 2.06 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Sellers do not and will not (a) violate or conflict with (i) the Certificate of Incorporation or By-laws of NTI-CA or the Company or (ii) the organizational documents of the Trusts, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Sellers, the Company or the Business or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require consent under or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on the Shares or on any of the assets or properties of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which any of Sellers or the Company is a party or by which any of such assets or properties is bound or affected, except in the case of clause (c) as would not have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement.

           SECTION  2.07.  Consents and Approvals.  The execution and delivery
                           ----------------------
of this Agreement by Sellers does not, and the consummation by Sellers of the transactions contemplated hereby and by the other agreements delivered at Closing will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in Section 2.07 of the Disclosure Schedule, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Sellers from performing any of their material obligations under this Agreement and (c) as may be necessary as a result of any facts or circumstances relating particularly to Purchaser. Sellers make no representations or warranties regarding the necessity of complying with the pre-merger notification requirements of the HSR Act.

           SECTION  2.08.  Financial Information.  Sellers have caused to be
                           ---------------------
delivered to Purchaser the Financial Statements (a copy of which is included in Section 2.08 of the Disclosure Schedule). The Financial Statements fairly present in all material respects the financial position, results of operations and cash flows of the Business as of the date thereof and for the period covered thereby in conformity with GAAP, with respect to the Audited Financial Statements, with only such deviations from GAAP as are referred to in the notes thereto and, with respect to the Interim Financial Statements, taking into account the absence of footnotes and such other exceptions or deviations as are set forth therein.

           SECTION  2.09.  Absence of Undisclosed Liabilities.  As of the
                           ----------------------------------
Closing, there shall be, to Sellers' knowledge, no liability of the Company except liabilities (i) disclosed in the Disclosure Schedule or otherwise addressed by any of the representations, warranties, covenants or agreements made by Sellers in this Agreement, (ii) as, and to the extent, reflected or reserved against in the Financial Statements, (iii) to the extent covered by insurance, indemnification, contribution or comparable arrangements, with respect to which liabilities, payments related thereto have actually been recovered or are reasonably expected to be recovered under such arrangements,
(iv) with respect to the matters addressed in Section 2.16 and Article VI (which shall be governed solely by the terms of such Section 2.16 and Article VI), and
(v) liabilities which would not have, individually or in the aggregate, a Material Adverse Effect.

           SECTION  2.10.  Absence of Certain Changes or Events.  (a)  Since the
                           ------------------------------------
date of the balance sheet contained in the Audited Financial Statements (the "Balance Sheet Date"), except as disclosed in Section 2.10 of the Disclosure
-------------------
Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice.

           (b)   Since the Balance Sheet Date and except as set forth in Section
2.10 of the Disclosure Schedule or as contemplated by this Agreement, there has not been:

           (i) any damage, destruction or loss to any of the assets or properties of the Company in the aggregate in excess of $100,000;

           (ii) any capital expenditures by the Company, which exceed in the aggregate

     $30,000.

           (iii) any establishment or increase in any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, any grant of any stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plans, or other increase in, or promise to increase, the compensation payable or to become payable to (A) any officer or key employee of the Company or (B) to all or substantially all of the employees of the Company (including, without limitation, any such payments to be made or promised to such employees of the Company in connection with and/or from the proceeds of the transactions contemplated hereby), except, in any case described above, in accordance with an existing employee benefit plan or other agreement or as may be required by law;

           (iv) any employment or severance agreement entered into with any of the employees of the Company;

           (v) except for sales of inventory in the ordinary course of business, any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the fixed assets of the Company having an aggregate value exceeding $100,000;

           (vi) (A) any acquisition by the Company (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or (B) any incurrence of any indebtedness for borrowed money or issuance of any debt securities or assumption, grant, guarantee or endorsement, or other accommodation or arrangement making the Company responsible for, the obligations of any person, or any loans or advances, the aggregate value of any matter set forth in this clause (vi) which exceeds $100,000;

           (vii) any change in any method of accounting, accounting practice, pricing policies or payment, collection, credit or inventory maintenance practices used by the Company, other than such changes required by GAAP;

           (viii) any issuance or sale of additional shares of the capital stock of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or equity interests in the Company, or issuance or granting of any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests, or such securities;

           (ix) any amendment to the Company's Certificate of Incorporation or By-laws;

           (x)    any declaration or payment of dividends by the Company;

           (xi) any entering into or performance of transactions by the Company with Affiliates;

           (xii) any agreement by the Company to take any of the actions specified in this Section 2.10, except for this Agreement; and

           (xiii) any labor union organizing activities, or any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs at the Company.

           SECTION  2.11.  Absence of Litigation.  Except as set forth in
                           ---------------------
Section 2.11 of the Disclosure Schedule, there are no claims, actions, proceedings or investigations ("Actions") pending or, to the knowledge of
                                -------
Sellers, threatened against any of Sellers, the Company or any of the assets or properties of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body which, if adversely determined against the Company, would (a) result in damages against the Company in excess of $50,000 or (b) have, individually or in the aggregate, a Material Adverse Effect. There is no Action pending or, to the knowledge of Sellers, threatened which seeks rescission of, seeks to enjoin the consummation of or otherwise relates to, this Agreement or any of the transactions contemplated hereby. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company and its assets and properties are not subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, a Material Adverse Effect.

           SECTION  2.12.  Compliance with Laws.  The Company has not been and
                           --------------------
is not currently, and its employees have not been and are not currently, in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or its operations or by which any of the properties of the Company is bound or affected, except (i) as set forth in Section 2.12 of the Disclosure Schedule and (ii) for violations the existence of which would not have, individually or in the aggregate, a Material Adverse Effect.

           SECTION  2.13.  Licenses and Permits.  Except as set forth in Section
                           --------------------
2.13 of the Disclosure Schedule, the Company has all governmental licenses, permits and authorizations necessary to conduct the Business (the "Permits"),
                                                                   -------
except for such governmental licenses, permits and authorizations the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. All of the Permits are in full force and effect, except where failure to be in full force and effect does not have and would not have, individually or in the aggregate, a Material Adverse Effect. The operations of the Company as currently conducted are not in violation of any Permits, except as would not have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice that any governmental or licensing authority or association currently plans to revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the Permits.

           SECTION  2.14.  Real Property.  (a) The Company does not own any real
                           -------------
property.

           (b) Section 2.14 of the Disclosure Schedule lists the real property leased by the Company (the "Leases"). True and correct copies of the Leases
                            ------
have been delivered to Purchaser. Each of the Leases is a legal, valid and binding obligation of the Company. Neither the Company, nor to the knowledge of Sellers any other party thereto, is in default of any material provision under any Lease. Each parcel of real property leased by the Company is leased, free and clear of all liens, security interests, claims and other charges and encumbrances, except: (i) as disclosed in Section 2.14 of the Disclosure Schedule; (ii) liens for Taxes and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith; (iv) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which would not have, individually or in the aggregate, a Material Adverse Effect; (v) inchoate mechanics' and materialmen's liens for construction in progress; and (vi) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business.

           SECTION  2.15.  Employee Benefit Matters.  (a)  Section 2.15 of the
                           ------------------------
Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which the Company has any obligation, liability for premiums or benefits or which are maintained, contributed to or sponsored by the Company for the benefit of any employee, former employee, beneficiaries of such employee or former employee, or officer or director of the Company, other than plans, programs, arrangements, contracts or agreements for which no benefits, liabilities, or penalties are payable or due as of or after the Closing (the "Plans"). Except as disclosed in Section
                                     -----
2.15 of the Disclosure Schedule, each Plan is in writing and a true and complete copy of each Plan has been furnished to Purchaser and each of the following documents, to the extent applicable, prepared in connection with each such Plan:
(i) a copy of each trust or other funding arrangement, (ii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iii) the most recently
                                 ---
received IRS determination letter and related correspondence subsequent to such determination letter and (iv) the most recently prepared actuarial report and financial statement. Except as otherwise disclosed in Section 2.15 of the Disclosure Schedule, Sellers and the Company have no express or implied commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by any applicable law, including ERISA and the Code.

           (b) Except as otherwise disclosed in Section 2.15 of the Disclosure Schedule, none of the Plans (i) is a multiemployer plan, within the meaning of
Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single
                                         ------------------
employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"), or (ii) provides or promises to provide retiree
-----------------------
medical or life insurance benefits.

           (c) Each Plan is now and has been operated in all material respects in accordance with the requirements of the Plan and all applicable laws, including, without limitation, ERISA and the Code. Nothing has occurred with respect to any Plan that has subjected or could subject the Company to a penalty under Section 502 of ERISA or to a tax under Sections 4972, 4973, 4975 or 4979 of the Code, or that has subjected or could subject any participant in or beneficiary of any Plan to a tax under Section 4974 of the Code, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect. All prior contributions, premiums or payments made with respect to any Plan have been deducted for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The Financial Statements reflect accruals of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans as of the date of the Financial Statement.

           (d)   The Company 401(k) Plan (the "401(k) Plan"), which is intended
                                               -----------
to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS that it is so qualified, and the related trust, which is intended to be exempt from federal income tax pursuant to
Section 501(a) of the Code, has received a determination letter from the IRS that such trust is so exempt.

           (e) Except as described in Section 2.15 of the Disclosure Schedule and other than as required under Section 601 et seq. of ERISA, no Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare
                                                                     -------
Benefit Plan") provides benefits or coverage following retirement or other
------------
termination of employment. Nothing has occurred with respect to any Plan that could subject the Company to a tax under Section 4980B of the Code. Any welfare benefit trust or fund constitutes or is associated with a Plan and that is intended to be exempt from Federal income tax under Section 501(c)(9) is so exempt.

           SECTION  2.16.  Taxes.  (a) Except as set forth in Section 2.16 of
                           -----
the Disclosure Schedule, (i) all returns declarations, reports, claims for refund or information returns or statements with respect to Taxes, including any schedule or attachment hereto, and including any amendment thereof ("Tax
                                                                     ---
Returns") required to be filed with respect to the Company (including any
-------
consolidated federal income tax return of NTI-CA or any state or local income tax return that includes the Company on a combined, consolidated or unitary basis) have been timely filed (taking into account any available extensions),
(ii) such Tax Returns are true, correct and complete (it being understood, however, that the Company makes no representation or warranty as to its net operating losses or other tax attributes other than the representation contained in section 2.16(f)), (iii) the Company has paid all Taxes owed by the Company (whether or not shown on any Tax Returns), (iv) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with the amounts paid to any employee, independent contractor, creditor, stockholder, or other third party, (v) no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company and (vi) the Company is currently not and will not be on the Closing Date the beneficiary of any extension of time within which to file any Tax Return.

     (b) Except as set forth in Section 2.16 of the Disclosure Schedule, there is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) to Sellers' knowledge, based upon personal contact by employees of the Company with any agent of such authority. Section
2.16 of the Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after March 31, 1990, (ii) indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Company since March 31, 1990.

     (c) Except as set forth in Section 2.16 of the Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (d) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. At the Closing Date, the Company will not have made any payments, will not be obligated to make any payments, nor will it be a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or subject to the excise tax of Section 4999 of the Code. The Company has not been a United States real property holding corporation within the meaning of the
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (e) The Company currently is not a party to any inter-company tax sharing agreement.

     (f) Section 2.16(f) of the Disclosure Schedule sets forth the basis of the Company in its assets (set forth by category of asset) as of most recent practicable date.

           SECTION  2.17.  Brokers.  Except for BancAmerica Robertson Stephens
                           -------
("BARS"), no broker, finder or investment banker is entitled to any brokerage,
 -----
finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers. Sellers are solely responsible for the fees and expenses of BARS.

           SECTION  2.18.  Material Contracts.  (a)  Section 2.18(a) of the
                           ------------------
Disclosure Schedule lists the following contracts (collectively, with the Leases listed on Section 2.14 of the Disclosure Schedule, the "Material Contracts") in
                                                        ------------------
effect as of the date of this Agreement to which the Company is a party, true and correct copies of which have been delivered to Purchaser:

                 (i) any commitment, contract, agreement, note, loan, evidence of indebtedness, purchase order or letter of credit (other than the Leases listed on Section 2.14 of the Disclosure Schedule) that Sellers reasonably anticipate will, in accordance with its terms, involve aggregate payments by the Company of more than $100,000 or under which the Company has guaranteed the obligations of another Person which may give rise to an obligation of the Company of more than $100,000, in each case within the 12 month period following the date of this Agreement and that is not cancelable without liability upon no more than 60 days' notice;

                 (ii) any lease of personal property involving any annual expense in excess of $50,000 and not cancelable by the Company without liability upon no more than 60 days' notice;

                 (iii) any contracts or agreements containing covenants limiting the freedom of the Company to engage in any line of business or compete with any Person;

                 (iv) any employment agreements involving annual payments by the Company in excess of $50,000 that are not terminable without liability upon no more than 60 days' notice;

                 (v) All contractual obligations under which the Company is or may become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in excess of $10,000 in connection with, or has incurred any severance pay or special compensation obligations in excess of $10,000 which would become payable by reason of, this Agreement or consummation of the transactions contemplated hereby;

                 (vi) All contractual obligations (including, without limitation, options) to sell or otherwise dispose of any Assets except for sales of inventory in the ordinary course of business;

                 (vii) All agreements pursuant to which the Company leases material personal property as lessor or licenses any personal property as licensor or licensee in any case, aggregating more than $25,000;

                 (viii) All contractual obligations under which the Company has or will after the Closing have any liability or obligation to or for the benefit of the Sellers or any Affiliates of the Sellers; and

                 (ix) All contractual obligations under which the Company is or may become obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any
     (A) acquisition or disposition of assets or securities, (B) merger, consolidation or other business combination, or (C) series or group of related transactions or events of a type specified in subclauses (A) and
     (B);

                 (x) All agreements with sales representatives and distributors.

           (b) The Company is not (and, to the knowledge of Sellers, no other party is), as of the date of this Agreement, in breach or violation of, or default under, any of the Material Contracts, where such breaches or violations or default would have, individually or in the aggregate, a Material Adverse Effect. Each Material Contract is, as of the date of this

Agreement, a valid agreement, arrangement or commitment of the Company, enforceable against the Company in accordance with its terms (except as would not have, individually or in the aggregate, a Material Adverse Effect) and, to the knowledge of Sellers, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies.

           SECTION  2.19.  Customers and Suppliers.   Section 2.19 of the
                           -----------------------
Disclosure Schedule contains a complete and accurate list, as of the date of this Agreement, of the ten largest customers of the Company taken as a whole in terms of revenues during the Company's 1997 fiscal year and during the 6 months ended on September 30, 1997, showing the approximate total sales by the Company to each such customer during such period. Except as set forth in Section 2.19 of the Disclosure Schedule, from September 30, 1997, through the date of this Agreement, (i) there has not, to the knowledge of Sellers, been any change in the business relationships of the Company with any customers named in Section
2.19 of the Disclosure Schedule, (ii) no customer (or group of customers which in the aggregate is significant) of the Company has either given the Company written notice or, to the knowledge of the Company, has taken any other action which has given the Company any reason to believe that such customer (or group of customers) will cease to purchase products or services or reduce significantly the amount of products and services purchased from the Company; and (iii) no significant supplier or vendor (or group of suppliers or vendors which in the aggregate is significant) of the Company has either given the Company written notice or, to the knowledge of the Company, has taken any other action which has given the Company any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to the Company of any products or services.

           SECTION  2.20.  Environmental and Safety Matters.  The Company is in
                           --------------------------------
all material respects in compliance with the provisions of all federal, state and local laws relating to pollution, protection of the environment or occupational safety and health applicable to it or to real property leased by it or to the use, operation or occupancy thereof. The Company has not engaged in any activity in material violation of any provision of any federal, state or local law, or otherwise, relating to pollution, protection of the environment or occupational safety and health. Except as disclosed in Section 2.20 of the Disclosure Schedule, the Company does not have any liability, absolute or contingent, under any federal, state or local law relating to pollution, protection of the environment or occupational safety and health which would have, individually or in the aggregate, a Material Adverse Effect.

           SECTION  2.21.  Trademarks, Patents and Copyrights.  Except as set
                           ----------------------------------
forth in Section 2.21 of the Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), would not have, individually or in the aggregate, a Material Adverse Effect, the Company owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information used in connection with the business of the Company as currently conducted, and Sellers are unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of the Company as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, or copyright of any third party that would have, individually or in the aggregate, a Material Adverse Effect. To Sellers' knowledge, there are no infringements of any material proprietary rights owned by or licensed by or to the Company.

           SECTION  2.22.  Title to Assets.  The Company has good and marketable
                           ---------------
title to, or, in the case of property held under lease or other contractual obligation, a valid and enforceable right to use under an enforceable lease or license, all of its properties, rights and assets, whether real, personal or intellectual and whether tangible or intangible (collectively, the "Assets"),
                                                                    ------
including without limitation all properties, rights and assets reflected in the respective balance sheets included in the Financial Statements (except as sold or otherwise disposed of since the date thereof in the ordinary course of business or otherwise in accordance with this Agreement). The Assets are not subject to any Encumbrance, except for Permitted Encumbrances and except as described in Section 2.22 of the Disclosure Schedule. The Assets constitute all properties, rights and Assets held for or used in or necessary for the conduct of the Business as currently conducted and proposed by the Company to be conducted. All personal property included in the Assets, other than personal property having an aggregate book value of less than $25,000, is in good working order, operating condition and state of repair, ordinary wear and tear excepted. To the Company's knowledge, all leased real property of the Company is in reasonably good physical condition commensurate with its current use.

           SECTION  2.23.  Transactions with Affiliates.  Except for the matters
                           ----------------------------
set forth in Section 2.23 of the Disclosure Schedule, (i) no Affiliate of the Company is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligation with, the Company and
(ii) to Sellers' knowledge, no officer or director of the Company is an Affiliate of any competitor, customer, distributor, supplier or vendor of the Company. There is no intellectual property, franchisee, know-how, or proprietary or confidential knowledge that any such Affiliate (other than the Company) owns or is licensed or otherwise has the right to use which are used or necessary to the conduct of the Business.

           SECTION  2.24  Ultimate Parent Entities.  As calculated in accordance
                          ------------------------
with Section 801.11 of the Premerger Notification Rules, the annual net sales and total assets of each Person within which the Company is included (as defined in accordance with Section 801.1(a)(1) of the Premerger Notification Rules) is less than $100,000,000.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser represents and warrants to Sellers as follows:

          SECTION  3.01.  Incorporation and Authority of Purchaser.  Purchaser
                          ----------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of California and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each of Sellers) constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION  3.02.  No Conflict.  Except as may result from any facts or
                          -----------
circumstances relating solely to Sellers, the execution, delivery and performance of this Agreement by Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws of Purchaser, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

          SECTION  3.03.  Consents and Approvals.  The execution and delivery of
                          ----------------------
this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in a writing delivered to Sellers by Purchaser on the date hereof, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Purchaser from performing any of its material obligations under this Agreement and (c) as may be necessary as a result of any facts or circumstances relating solely to Sellers.

          SECTION  3.04.  Absence of Litigation.  No claim, action, proceeding
                          ---------------------
or investigation is pending before any court, arbitrator or administrative, governmental or regulatory authority or body which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to materially and adversely affect or restrict Purchaser's ability to consummate the transactions contemplated hereby.

          SECTION  3.05.  HSR Act.  Based upon the Seller's representation and
                          -------
warranty in Section 2.24, the requirements of the HSR Act are not applicable to the transactions contemplated by the Agreements, and accordingly, such transactions do not obligate the parties to this Agreement to file a Notification and Report Form pursuant to the HSR Act.

          SECTION  3.06.  Financing.  Purchaser has received and delivered to
                          ---------
Sellers the Bain Funds Commitment Letter. In addition, Purchaser has delivered to Sellers a copy of the Chase Credit Agreement. Subject to Purchaser's satisfaction of the funding conditions set forth in the Bain Funds Commitment Letter and of the conditions set forth in Section 5.2 of the Chase Credit Agreement, Purchaser will have available at the Closing sufficient funds to pay the Purchase Price (as the same may be adjusted pursuant to Section 1.04).

          SECTION  3.07.  Brokers.  No broker, finder or investment banker is
                          -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

          SECTION  4.01.  Conduct of Business Prior to the Closing.  (a) Unless
                          ----------------------------------------
Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the Disclosure Schedule (including Section 4.01 thereof), between the date of this Agreement and the Closing Date, Sellers shall cause the Company to (i) conduct the Business only in the ordinary course, (ii) use reasonable efforts to preserve substantially intact the business organization of the Business and
(iii) use reasonable efforts to preserve the current relationships of the Company with their respective customers, suppliers, distributors and other persons with which the Company has significant business relationships.

          (b) Except as expressly provided in this Agreement or the Disclosure Schedule (including Section 4.01 thereof), between the date of this Agreement and the Closing Date, Sellers shall cause the Company to refrain from taking any of the actions set forth in Section 2.10(b) of the Agreement any of the following without the prior written consent of Purchaser.

          SECTION  4.02.  Access to Information.  (a) From the date hereof until
                          ---------------------
the Closing, upon reasonable notice, Sellers shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, (i) afford the officers, employees and authorized agents and representatives of Purchaser and the Financing Parties reasonable access, during normal business hours, to the offices, properties, books and records of the Company, and (ii) furnish to the officers, employees and authorized agents and representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company as Purchaser may from time to time reasonably request; provided, however, that such investigation
                                 --------  -------
shall not unreasonably interfere with any of the businesses or operations of Sellers or the Company or any of their respective affiliates.

          (b) Purchaser agrees that it shall use commercially reasonable efforts to preserve and keep all Books and Records in Purchaser's possession for a period of at least eight years from the Closing Date, except for Books and Records destroyed in the ordinary course. After such eight-year period, before Purchaser shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by Purchaser to Sellers, and Sellers shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such Books and Records as Sellers may select.

          (c) Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Sellers may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Purchaser agrees to furnish such information to Sellers at Sellers' request and expense.

          SECTION  4.03.  Confidentiality.  Except as required by law,
                          ---------------
contemplated by this Agreement or necessary to carry out the transactions contemplated hereby in accordance with the terms hereof, at all times prior to Closing, Purchaser shall comply with, and shall cause its representatives and the Financing Parties to comply with, all of its obligations under the Confidentiality Agreement dated October 8, 1997 (the "Confidentiality
                                                      ---------------
Agreement").
---------

          SECTION  4.04.  Regulatory and Other Authorizations; Consents.   (a)
                          ---------------------------------------------
Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

          (b) Each party hereto agrees to cooperate in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement.

          SECTION  4.05.  Investigation.  Purchaser acknowledges and agrees that
                          -------------
it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and the Business and (ii) has been furnished with or given adequate access to such information about the Company and the Business as it has requested.

          SECTION  4.06.  Financing.  Purchaser shall use commercially
                          ---------
reasonable efforts to satisfy the funding conditions set forth in the Bain Funds Commitment Letter and Section 5.2 of the Chase Credit Agreement so as to have available to it at Closing all funds necessary to consummate the transactions contemplated by this Agreement.

          SECTION  4.07.  Further Action.  Each of the parties hereto shall
                          --------------
execute and deliver such documents and other papers and use commercially reasonable efforts to take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

          SECTION  4.08.  Sellers' Confidentiality; Non-Competition.  Each
                          -----------------------------------------
Seller acknowledges that the success of the Company after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by Sellers, that the preservation of the confidentiality of such information by Sellers is an essential premise of the bargain between the parties, and that Purchaser would be unwilling to enter into this Agreement in the absence of this Section 4.08.

     (a) Sellers' Confidentiality Covenant.  Each Seller hereby agrees with
         ---------------------------------
     Purchaser that such Seller will not, and will cause its Affiliates (other than the Company) not to, at any time during the period commencing on the date hereof and ending on the fourth anniversary of the Closing Date, directly or indirectly, without the prior written consent of Purchaser, disclose or intentionally use, in any way harmful to the Company, any confidential or proprietary information involving or relating to the Company; provided, however, that the information subject to the foregoing provisions of this sentence shall be deemed not to include any information known generally in the industry or is otherwise publicly available (other than as a result of disclosure in violation hereof by such Seller or any such Affiliate thereof). In addition, the provisions of this Section 4.08(a) shall not prohibit any disclosure required in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby or required by legal process or by operation of applicable law; provided, however, that (i) the disclosing Person shall first promptly (and, if practicable under the circumstances, prior to disclosure) advise and consult with the Company and its counsel concerning the information proposed to be disclosed, (ii) the Company shall have the right to seek an appropriate protective order or other remedy concerning the confidential information proposed to be disclosed and the disclosing Person will cooperate with the Company to obtain such protective order, and (iii) in the event that such protective order or other remedy is not obtained by the Company, the disclosing Person will disclose only that portion of the confidential information which the disclosing Person is legally required to disclose, and the disclosing Person will use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such information. The foregoing provisions of this Section 4.08(a) shall not prohibit any confidential retention of records in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby or as required by law.

     (b) Non-competition Covenant.  By their execution and delivery of this
         ------------------------
     Agreement, each of Sellers hereby confirms and agrees that, during the period beginning on the Closing Date and ending on the third anniversary thereof, such Seller will not, and will use his, or her, or its reasonable best efforts to cause such Seller's Affiliates (other than the Company) not to, directly or indirectly, or by or through any other Person, whether as a shareholder, guarantor, employee, agent, partner, joint venturer, consultant or otherwise, (i) engage or invest in, or consult with or to, any business (other than the Company) which is the same as or substantially similar to and which competes, directly or indirectly, with the Business in the United States or in any other geographic area in which the Company conducts business as of the date hereof or as of the Closing Date or (ii) solicit or hire any employee, buying or selling representative or other agent of the Company, assist in the solicitation or hiring of such Persons by any other Person, or knowingly encourage any such employee, representative or agent to terminate his or her relationship with the Company, or (iii) solicit or encourage any customer, supplier, vendor or distributor of the Company to terminate its relationship with them; provided, however, that ownership or acquisition by any Seller and his, her or its Affiliates of an aggregate of (calculated for such Seller and his or her Affiliates, collectively) less than five percent (5%) of the outstanding stock of any publicly traded company shall not in itself constitute a violation of this Section 4.08(b).

     (c) Enforcement.  Each Seller acknowledges and agrees that, (i) it regards
         -----------
     the restrictions applicable to such Seller contained in this Section 4.08 as reasonable and designed to provide Purchaser with limited, legitimate and reasonable protection against subsequent diminution of the value of the Company attributable to any actions of any such Seller or any of its Affiliates contrary to such covenants and (ii) because the legal remedies of Purchaser may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in this
     Section 4.08, Purchaser may, in addition to obtaining any other remedy or relief available to them (including, without limitation, consequential and other damages at law), obtain specific enforcement of this Section 4.08 and other equitable remedies. Each Seller also acknowledges and agrees that no breach by Purchaser of, or other failure by Purchaser to perform, any of the material covenants or obligations of Purchaser under this Agreement required to be performed following the Closing or otherwise shall relieve such Seller of any of its obligations under this Section 4.08.

          SECTION  4.09.  Preparation of Financial Statements; Consents.
                          ---------------------------------------------
Sellers shall cause the Company to promptly cause its accountants, Stockman, Kast, Ryan & Scruggs (the "Company Accountants") to (a) undertake preparation of
                           -------------------
financial statements for the Company
which meet the requirements of Regulation S-X under the Securities Act applicable in respect of Purchaser's registration statement on form S-4 filed with the Securities and Exchange Commission under the Securities Act on November 26, 1997 (File No. 333-41211)(the "Registration Statement")and (b) complete the
                                   ----------------------
work necessary for an interim period review under Statement of Accounting Standards No. 71 in respect of the interim periods included in the financial statements described in clause (a) above. In addition, Sellers shall cause the Company to request (x) the Company Accountants, subject to appropriate conditions, to deliver to Purchaser in connection with the Registration Statement a "comfort letter" in accordance with Statement of Accounting Standards No. 72 in respect of the financial statements of the Company included in the Registration Statement and to consent to the inclusion in the Registration Statement of those reports of the Company Accountants on such financial statements as have been reported on by the Company Accountants and (y) Deloitte & Touche LLC, subject to appropriate conditions, to consent to the inclusion in the Registration Statement of those reports of the Company Accountants on such financial statements as have been reported on by Deloitte & Touche LLC. Purchaser shall reimburse Sellers for all out-of-pocket costs and expenses incurred by the Company or Sellers in connection with the preparation of such financial statements or the procurement of such consents
(collectively, the "Financial Statements Expenses"); provided, however, in the
                    -----------------------------    --------  -------
event this Agreement is terminated in accordance with Section 9.01, the Financial Statements Expenses shall be borne equally by Sellers and Purchaser.

          SECTION  4.10.  NTI Name.  At Closing, the Sellers shall assign the
                          --------
trademark "NTI" to the Company and, within three days following the Closing, NTI-CA shall change its name such that it does not involve "NTI" or any variant thereof.

          SECTION  4.11.  Davila Group Assets.  NTI-CA covenants and agrees that
                          -------------------
for the period commencing on the Closing Date and ending on March 31, 1999, it will not distribute its assets, except to the Trusts. Each of the Trusts covenants and agrees that for the period commencing on the Closing Date and ending on March 31, 1999, it shall not liquidate or otherwise distribute assets of such Trust, except to other members of the Davila Group; provided, however,
                                                            --------  -------
that nothing contained in this Section 4.11 shall prohibit the Davila Group from paying expenses, or shall prohibit the Trusts from making such payments as are required by the Code for purposes of retaining their status as Qualified Terminable Interest Property Trusts or Qualified Subchapter S Trusts.

          SECTION  4.12.  Real Estate Leases.  As soon as reasonably practicable
                          ------------------
after the Closing, Sellers and Purchaser shall cause the Trusts and the Company, respectively, to enter into amendments and restatements of the Leases, which amendments and restatements shall be in substantially the form attached as
Exhibit 4.12, except that (i) the Leases with respect to the premises at 980
------------
Technology Court and 2115 Victor Place shall not contain the right of first offer and purchase option provision set forth in Sections 54, 55 and 56 of
Exhibit 4.12, (ii) Section 8 of the Leases shall be modified as appropriate to reflect the reasonable requests of the Lessor's (as defined in the Leases) lender, (iii) Sellers shall use commercially reasonable efforts to obtain the Lessor's lender's consent to providing subordination and non-disturbance agreements from such lender, (iv) the Leases shall be modified, as appropriate, to reflect the legal comments of local (Colorado) counsel with respect to conveyancing procedures and other issues that are generally local in nature and (v) the effectiveness of the amendments and restatements of the Leases shall be subject to the consent (if required) of the Lessor's lender. Sellers shall use commercially reasonable efforts to obtain any required consent of the Lessor's lenders to such amendment and restatements.

                                   ARTICLE V

                            [INTENTIONALLY OMITTED]


                                  ARTICLE VI

                                  TAX MATTERS

          SECTION  6.01.  Tax Indemnities.  (a)  From and after the Closing
                          ---------------
Date, each Seller, jointly and severally among the members of the Davila Group, and severally (and not jointly) as between the Davila Group and Marcelli, agrees to indemnify and hold harmless Purchaser and the Company and their Affiliates against all Taxes (including but not limited to, any obligation to contribute to the payment of Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that include or included the Company), imposed on, and against any costs or expenses (including, without limitation, reasonable attorney's fees) incurred by the Company with respect to (i) a breach of the representations and warranties made in Section 2.16 and (ii) any taxable period or portion thereof that ends on or before the Closing Date, except to the extent that the amount of such Taxes (together with all Taxes as of the Closing
Date) does not exceed the amount reserved for as a current liability for Taxes (and not including deferred Taxes reflecting timing differences between book and Tax income liabilities in the Closing Balance Sheet (but taking into account previous payments made after the Closing Date of Taxes included in the Closing Balance Sheet) and taken into account in the Closing Net Worth ("Reserved
                                                                 --------
Taxes"), except that, in the case of a breach of the representation contained in
-----
Section 2.16(f), Taxes reflecting timing differences between book and Tax income liabilities shall be included); provided, however, that no indemnity shall be
                                --------  -------
provided under this Agreement for any Tax resulting from (x) an actual or deemed election under Section 338 of the Code with respect to the transactions contemplated by this Agreement; or (y) any transaction of the Company, occurring on the Closing Date but after the Closing that is not in the ordinary course of business. Sellers also shall indemnify Purchaser, the Company, and their affiliates against any Taxes imposed on the receipt or accrual of any indemnity payment and its Tax effects so that on an after-Tax basis, Purchaser receives an indemnity for Taxes described in the preceding sentence. If the income Tax deduction for the Grosso/St. Andre Payments and the Bonus Payments to be claimed by the Company under Section 6.02 of this Agreement is disallowed in whole or in part, Sellers shall promptly pay to Purchaser or the Company any Tax which is payable by Purchasers or the Company due to the disallowance of these deductions, to the extent that such deductions have been taken into account in adjusting the Purchase Price or otherwise have been paid to the Sellers.

          (b) From and after the Closing Date, Purchaser and the Company shall indemnify each of Sellers and their affiliates against all Taxes imposed on or with respect to the Company that are not subject to indemnification pursuant to paragraph (a) of this Section 6.01, including, but not limited to, Taxes (i) resulting from an actual or deemed election under Section 338 of the Code with respect to the transactions contemplated by this Agreement or (ii) resulting from any transaction of the Company occurring on the Closing Date but after the Closing that is not in the ordinary course of business.

          (c) Payment by the indemnitor of any amount due under this Section
6.01 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority is due it being understood that in the case of a Tax that is contested in accordance with the provisions of Section 6.04, payment of the Tax to the appropriate tax authority will not be considered to be due (unless the applicable taxing authority requires payment prior to a final determination or in order to contest the Tax) earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court, provided that the indemnitor shall not
                                         --------
be required to make any payment earlier than ten business days before it is due to the appropriate tax authority. If any Seller receives an assessment or other notice of Tax due with respect to the Company for any period ending on or before the Closing Date for which Sellers are not responsible, in whole or in part, pursuant to paragraph (a) of this Section 6.01 because all or a part of such Tax does not exceed the amount of Reserved Taxes, and such Seller pays such Tax, then Purchaser or the Company shall refund to such Seller, in accordance with the first sentence of this Section 6.01(c), the amount of such Tax for which such Seller is not responsible.

          (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax based upon or measured by income or receipts, the amount which would be payable if the taxable year ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis, (ii) ad
                                                                       --
valorem Taxes (including, without limitation, real and personal property Taxes)
-------
shall be accrued on a daily basis over the period for which the Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, and (iii) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

          SECTION  6.02.  Preparation of Tax Returns.  For the taxable year
                          --------------------------
ending on the Closing Date (or, with respect to any state or local Tax for which the taxable year of the Company does not end on the Closing Date, the taxable year that includes the Closing Date), the Company shall claim compensation deductions that include the Grosso/St. Andre Payments and the Bonus Payments, except to the extent expressly not allowed by applicable law. To the extent that such deductions result in a net operating loss for such taxable year, such net operating loss shall be carried back to prior taxable years of the Company to the extent allowable under applicable law. Such Tax Returns shall be prepared on a basis consistent with prior tax years unless a different treatment is required by an intervening change in law, or in facts. The parties agree that if the Company is permitted, but not required, under applicable state or local income or franchise tax laws to treat the Closing Date as the last day of a Tax period, they will treat the Tax period as ending on the Closing Date. NTI-CA shall prepare all such Tax Returns to be filed on a combined, consolidated or unitary basis with NTI-CA with respect to the Company for periods ending on or before the Closing Date only. Sellers shall prepare all other Tax Returns of the Company relating to any taxable years ending on or prior to the Closing Date. Such Tax Returns prepared by Sellers shall be subject to the reasonable review of Purchaser, and after such Tax Returns have been finalized shall be filed by the Company. Purchaser and the Company shall reasonably cooperate with the Sellers, and at Sellers' expense, in pursuing any claims for refund. Sellers shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount of Reserved Taxes. Purchaser shall prepare and timely file or cause the Company to prepare and timely file all Tax Returns for which Sellers are not responsible. Purchaser and the Company agree to notify Sellers in writing prior to filing any return that reports any material item in a manner that is materially inconsistent with prior years and to consider all comments made by Sellers with respect thereto in good faith.

          SECTION  6.03.  Refunds and Tax Benefits.  (a) Purchaser shall
                          ------------------------
promptly pay to Sellers any refund of Taxes net of additional Tax and other reasonable costs (including any interest paid or credited with respect thereto) actually received by Purchaser or the Company (i) relating to taxable periods or portions thereof ending on or before the Closing Date but not after the Closing (other than carry-backs from periods after the Closing Date that result in a refund for periods ending before the Closing Date), and (ii) were paid by Sellers or the Company, except for any refund included in the Closing Date Balance Sheet. Notwithstanding the foregoing, with respect to the net income tax benefit from the payment of the Grosso/St. Andre Payments on the Closing Date, the Purchaser shall pay to Sellers 75% of the entire amount of such net income tax benefit (and shall retain 25% of the entire amount of such net income tax benefit) when a refund claim is actually received in respect of carrying back into a prior tax year the tax loss in the tax year ending on the Closing Date attributable to the Grosso/St. Andre Payments. The net income tax benefit in respect of the Grosso/St. Andre Payments shall be deemed to be the excess of
(i) the income tax paid or payable in respect of periods through and including the Closing Date assuming the Grosso/St. Andre Payments were made, over (ii) the income taxes paid or payable (after taking into account refunds received or to be received) in respect of periods through and including the Closing Date after taking into account the Grosso/St. Andre Payments. In the event that any refund of Taxes for which a payment has been made pursuant to this Section 6.03(a) is subsequently reduced or disallowed, Sellers shall indemnify and hold harmless the payor or the Company for any additional Taxes or costs.

          (b) Purchaser and the Company shall, upon actual realization, refund to Sellers, any Tax benefit which they realize for a period or portion thereof beginning after the Closing Date (a "Post-Closing Date Tax Benefit") that arose
                                     -----------------------------
in connection with any underlying
adjustment that resulted in a payment by Sellers to Purchaser or the Company under Section 6.01 (such as a timing adjustment resulting in a Tax deduction for the Company for a period after the Closing Date), provided that such payment shall not exceed the related payment actually made by Sellers under Section
6.01. A Post-Closing Date Tax Benefit will be considered to be actually realized for purposes of this Section 6.03 at the time that it is reflected on a Tax Return of Purchaser or the Company, provided, however, that if Purchaser and the Company make a payment to Sellers for such a Post-Closing Date Tax Benefit that is disallowed or reduced (or Purchaser or the Company do not actually realize such Post-Closing Date Tax Benefit), then Sellers shall refund such payment to Purchaser and the Company plus interest at the rate for Tax underpayments prescribed in Section 6621(a)(2) of the Code and similar provision under state or local law.

          SECTION  6.04.  Contests.  (a)   After the Closing, Purchaser shall
                          --------
promptly notify Sellers in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Purchaser or the Company which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 6.01 hereof. Such notice shall contain factual information (to the extent known to Purchaser or the Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. The failure to give any notice required by this Section 6.04(a) shall not relieve Sellers of any obligations contained in this Article VI, except to the extent that the failure to give such notice actually prejudices the rights of the Sellers.

          (b) Purchaser and the Company shall reasonably cooperate with the Sellers, at Sellers' expense, in causing the Company to contest any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 6.01 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). However, neither Purchaser nor the
                            -------
Company may settle or compromise any asserted liability for which the Sellers are liable under Section 6.01 over the objection of Sellers.

          SECTION  6.05.  Cooperation and Exchange of Information.  Sellers and
                          ---------------------------------------
Purchaser will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes, consistent with this Agreement. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules, books and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or

(ii) eight years following the due date (without extension) for such returns. Any information obtained under this Section 6.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

          SECTION  6.06.  Conveyance Taxes.  Purchaser and Sellers shall equally
                          ----------------
share liability for and to pay all sales, transfer, stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of the Shares contemplated hereby.

          SECTION  6.07.  Miscellaneous.  (a)  The parties agree to treat all
                          -------------
payments made under this Article VI or under Article VIII as adjustments to the purchase price for Tax purposes, unless provided for otherwise by applicable law.

          (b) Except as expressly provided otherwise and except for the representations contained in Section 2.16 of this Agreement, this Article VI shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

          (c) For purposes of this Article VI, all references to Purchaser, Sellers, and the Company include successors thereto.

          (d) All indemnification obligations of Sellers under this Article VI shall be joint and several obligations among the members of the Davila Group, and several (and not joint) as between the Davila Group and Marcelli and shall be pro-rata based on each party's Seller's Percentage.

          SECTION  6.08.   Survival of Obligations.  The obligations of the
                           -----------------------
parties set forth in this Agreement relating to Taxes (including, without limitation, the representations and warranties contained in Section 2.16) shall, except as otherwise agreed to in writing by the parties, be unconditional and absolute and shall remain in effect without limitation as to time or amount of recovery by any party hereto until the date 60 days after the expiration of the applicable statute of limitations governing the Tax to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).


                                  ARTICLE VII

                             CONDITIONS TO CLOSING

          SECTION  7.01.  Conditions to Obligations of Sellers.  The obligations
                          ------------------------------------
of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  (i) The
              -----------------------------------------
     representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of Purchaser which address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement;
     (ii) the covenants and agreements contained in this Agreement to be complied with by Purchaser at or prior to the Closing shall have been complied with in all material respects and (iii) Sellers shall have received a certificate of Purchaser as to the matters set forth in clauses
     (i) and (ii) above signed by a duly authorized officer of Purchaser; and

          (b) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use
                        --------  -------
     their best efforts to have any such order or injunction vacated.

          (c) Opinion of Counsel.  Purchaser shall have furnished Sellers with a
              ------------------
     favorable opinion of Ropes & Gray, addressing the matters set forth in
     Section 7.01(c).

          SECTION  7.02.  Conditions to Obligations of Purchaser.  The
                          --------------------------------------
obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  (i)  The
              -----------------------------------------
     representations and warranties of Sellers contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of Sellers which address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect or have a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement; (ii) the covenants and agreements contained in this Agreement to be complied with by Sellers at or prior to the Closing shall have been complied with in all material respects, except where the failure to so comply would not have a Material Adverse Effect or have a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement; and (iii) Purchaser shall have received a certificate from each of Sellers as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer or trustee of each such Seller or from such Seller, if a natural person;

          (b) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use
                        --------  -------
     their best efforts to have any such order or injunction vacated.

          (c) Financing.  Purchaser shall have obtained an incremental
              ---------
     $25,000,000 in Borrowings pursuant to Section 5.2 of the Chase Credit Agreement in order to fund a portion of the Purchase Price.

          (d) Marcelli Employment Agreement.  Marcelli shall have entered into
              -----------------------------
     the Marcelli Employment Agreement.

          (e) Material Adverse Effect.  There shall have been no Material
              -----------------------
     Adverse Effect from the date hereof until the Closing Date.

          (f) Resignation of Directors.  Purchaser shall have received the
              ------------------------
     resignations, effective as of the Closing, of all the directors of the Company.

          (g) Consents, etc.  Sellers shall have secured written consents or
              -------------
waivers for all agreements identified in Section 2.06 of the Disclosure Schedule and all consents, approvals, authorizations and other actions identified in
Section 2.07 of the Disclosure Schedule, in each case reasonably satisfactory in form and substance to Purchaser, necessary to permit the consummation of the transactions contemplated hereby.

          (h) Releases.  The Company shall have received releases executed by
              --------
each of John Grosso and David St. Andre regarding the obligations of the Company under the letter agreements between each of John Grosso and David St. Andre and the Company, dated as of May 12, 1992, as amended by agreements, dated as of December 19, 1997.

          (i) Opinions of Counsel.  Sellers shall have furnished Purchaser with
              -------------------
favorable opinions of Shearman & Sterling and such other counsel as shall be reasonably satisfactory to Purchaser, addressing the matters set forth in
Exhibit 7.02(i).

          (j) Change of Name.  NTI-CA shall have executed an agreement assigning
              --------------
the trademark "NTI" to Purchaser and shall have taken all corporate action necessary other than the filing of the amendment to its articles of incorporation, to change its name as of, upon the filing of the amendment to its articles of incorporation, as of December 22, 1997.

          (k) Stock Pledge.  Marcelli shall have entered into the Stock Pledge.
              ------------

                                  ARTICLE VIII

                                INDEMNIFICATION

          SECTION  8.01.  Survival.  Subject to the limitations and other
                          --------
provisions of this Agreement, the representations and warranties, of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until March 31, 1999; provided that (i) the representations and warranties in Sections 2.12 (provided that Sellers' liability for a breach of the representations and warranties contained in Section 2.12 shall only remain in full force and effect with respect to willful or reckless violations of applicable law, rule, regulation, order, judgment or decree) and 2.15, and claims based on representations set forth in Article II which were fraudulently made by Sellers, shall remain in full force and effect until the expiration of the respective statute of limitations, (ii) the representations and warranties in Sections 2.03 and the fourth sentence of Section 2.04 shall survive indefinitely and (iii) the survival of the representations and warranties in Section 2.16 shall be governed exclusively by Section 6.09.

          SECTION  8.02.  Indemnification by Purchaser.  (a)   Purchaser agrees,
                          ----------------------------
subject to the other terms and conditions of this Agreement, to indemnify Sellers against and hold Sellers harmless from all Losses to Sellers arising out of (i) the breach of any representation, warranty, covenant or agreement of Purchaser herein (other than Article VI, it being understood that the sole remedy for breach thereof shall be pursuant to Article VI) and (ii) the conduct
of the Business by Purchaser following the Closing.   Anything in Section 8.01
to the contrary notwithstanding, no claim may be asserted nor any action commenced against Purchaser (x) for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date or
(y) for breach of any covenant or agreement contained herein to be performed prior to the Closing, unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to March 31, 1999 and (z) for breach of any covenant contained in Section 4.02(b), 4.02(c) or 4.07 unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the 90th day after any Seller becomes aware of the facts or circumstances constituting such breach.

          (b) The indemnification obligations of Purchaser pursuant to Section 8.02(a)(i) (other than in respect of a Seller Special Claim) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 8.02(a)(i) exceeds $450,000 ("Purchaser's
                                                                   -----------
Threshold Amount"), and then only to the extent such aggregate amount exceeds
----------------
Purchaser's Threshold Amount; provided, however, that the indemnification
                              --------  -------
obligations of Purchaser pursuant to Section 8.02(a)(i) shall be effective from the first dollar with respect any Losses arising out of a breach of the representations and warranties set forth in Section 3.05. In addition, no claim may be made against Purchaser for indemnification pursuant to Section 8.02(a)(i) with respect to any individual item of Loss (other than Losses arising from a breach of the representations and warranties set forth in Section 3.05), unless such item exceeds $10,000, nor shall any such item be applied to or considered part of Purchaser's Threshold Amount (it being understood that substantially similar Losses arising out of or resulting from a breach of the same representation or warranty based on a substantially similar set of facts and circumstances shall be considered a single item of Loss). The indemnification obligations of Purchaser pursuant to Section 8.02(a)(i) shall be effective only until the dollar amount paid in respect of the Losses indemnified against under Section 8.02(a)(i) (other than in respect of a Seller Special Claim) aggregates to an amount equal to $6,000,000. A "Seller Special Claim"
                                                       --------------------
shall mean a claim based on representations set forth in Article III which were fraudulently made by Purchaser or for a breach of any covenant or agreement.

          (c) Payments by Purchaser pursuant to Section 8.02(a) shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit to Sellers or any affiliate thereof net of any additional Tax costs,
(ii) any insurance proceeds and any indemnity, contribution or other similar payment if and when actually received by Sellers or any affiliate thereof from any third party with respect thereto and (iii) any adjustments to the Purchase Price pursuant to Section 1.04 with respect to the subject matter in dispute (the limitations set forth in clauses (i), (ii) and (iii) in the preceding sentence shall also apply to the determination of the amount of any Loss for purposes of Section 8.02(b)). If a payment is made by Purchaser in accordance with this Section 8.02, and (A) if in a subsequent taxable year a Tax benefit is realized by Sellers (that was not previously taken into account to reduce an amount otherwise payable by Purchaser under Section 8.02), Sellers shall pay to Purchaser at the time of such realization the amount of such Tax benefit to the extent that the Tax benefit would have resulted in a reduction in the amount paid by Purchaser under Section 8.02 if the Tax benefit had been obtained in the year of such payment and (B) if subsequently any Seller or any affiliate of Seller receives insurance proceeds or indemnity, contribution or other similar payments from any third party (that was not previously taken into account to reduce the amount otherwise payable by Purchaser under Section 8.02), in respect of the Loss for which such payment was made, Sellers shall pay to Purchaser at the time that such proceeds or payments are received by Sellers or any affiliate thereof the amount of such proceeds or payments to the extent that such proceeds or payments would have resulted in a reduction in the amount paid by Purchaser under this Section 8.02 if the proceeds or payments had been received by Sellers or any affiliate thereof at the time the amount of Purchaser's obligations with respect thereto under Section 8.02 were initially determined. A Tax benefit will be considered to be realized for purposes of this Section 8.02 at the time and to the extent that it is reflected on a Tax Return of any Seller and it actually results in a reduction of Taxes otherwise then payable. Purchaser shall indemnify Sellers if any such Tax benefit is disallowed or subsequently reduced.

          (d) Sellers hereby acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII and in Article VI. In furtherance of the foregoing, Sellers hereby waive, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action they may have, from and after the Closing, against Purchaser or its officers, directors, employees, agents, representatives and affiliates relating to the subject matter of this Agreement.

          (e) Except as set forth in this Agreement, Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Sellers, after the consummation of the purchase and sale of the Shares contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

           (f) Sellers shall take all reasonable steps to mitigate their Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

           SECTION  8.03.  Indemnification by Sellers.  (a)  Each Seller, as a
                           --------------------------
joint and several obligation among the members of the Davila Group, and as a several (and not joint) obligation as between the Davila Group and Marcelli, agrees, subject to the other terms and conditions of this Agreement, to indemnify the Company and Purchaser against and hold them harmless from all Losses to the Company and Purchaser to the extent arising out of (i) the breach of any representation or warranty (as each such representation or warranty would read if all qualifications as to materiality (including, without limitation, as to Material Adverse Effect) were deleted therefrom), or covenant or agreement of Sellers herein (other than Section 2.16 and Article VI, it being understood that the sole remedy for breach of such provisions shall be pursuant to Article VI),
(ii) any liability of NTI-CA existing (whether or not contingent) at the time of the Section 351 transfer dated April 1, 1991 from NTI-CA to the Company, including without limitation liability related to the matters disclosed under the caption "Charleston Road California Site" in Section 2.20 of the Disclosure Schedule, (iii) any obligation owing to John Grosso or David St. Andre under the respective letters dated May 12, 1992 between the Company and each of them or any successor agreement or (iv) liabilities related to the matters disclosed under the caption "Galley Road Dump Site" on Section 2.20 of the Disclosure Schedule. Anything in Section 8.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against Sellers (x) for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by Sellers describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 8.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date or (y) for breach of any covenant or agreement contained herein to be performed prior to the Closing, unless written notice of such claim or action is received by Sellers describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to March 31, 1999 and (z) for breach of any covenant contained in Section 4.02(c), 4.07 or 4.08 unless written notice of such claim or action is received by Sellers describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the 90th day after Purchaser becomes aware of the facts or circumstances constituting such breach.

           (b)   The indemnification obligations of Sellers pursuant to clauses
(i) and (iv) of Section 8.03(a) (other than in respect of a Special Claim) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant thereto exceeds $450,000 ("Sellers'
                                                               --------
Threshold Amount"), and then only to the extent such aggregate
----------------
amount exceeds Sellers' Threshold Amount. In addition, no claim may be made against Sellers for indemnification pursuant to clauses (i) and (iv) of Section 8.03(a) (other than in respect of a Special Claim) with respect to any individual item of Loss, unless such item exceeds $10,000, nor shall any such item be applied to or considered part of Sellers' Threshold Amount (it being understood that substantially similar Losses arising out of or resulting from a breach of the same representation or warranty based on a substantially similar set of facts and circumstances shall be considered a single item of Loss). The indemnification obligations of Sellers pursuant to clauses (i) and (iv) of
Section 8.03(a) (other than in respect of a Special Claim) shall be effective only until the aggregate dollar amount paid in respect of the Losses indemnified against under this Section 8.03 aggregates to an amount equal to $6,000,000. In no event shall the Davila Group, on the one hand, and Marcelli, on the other hand, be obligated to make indemnification payments to Purchaser pursuant to clauses (i) and (iv) of Section 8.03(a) (other than in respect of a Special Claim) once the aggregate of all such payments made by the Davila Group or Marcelli, as the case may be, equals such party's or group's pro-rata share (based on the Sellers' Percentages) of $6,000,000. To the extent that Purchaser seeks indemnification from Sellers under the provisions of this Article VIII, Purchaser shall use commercially reasonable efforts to pursue such claim for indemnification against each of the Davila Group and Marcelli on the same basis and any settlement entered into by Purchaser with the Davila Group or Marcelli, as the case may be, shall be offered to the other party on the same basis. For purposes of this Section 8.03, a "Special Claim" shall mean a claim based on
                                  -------------
representations set forth in Article II which were fraudulently made by Sellers or for a breach of any covenant or agreement or a representation or warranty contained in Section 2.03, the fourth sentence of Section 2.04, Section 2.12 or
Section 2.15; provided, however, that a claim for a breach of a representation or warranty contained in Section 2.12 shall only be a Special Claim to the extent that it related to a reckless or willful violation by the Company or any employee of applicable law, rule, regulation, order, judgment or decree.

           (c) Payments by Sellers pursuant to Section 8.03(a) shall be limited to the amount of any Losses that remains after deducting therefrom (i) any Tax benefit to Purchaser (including the Company) net of any additional tax costs, (ii) any insurance proceeds and any indemnity, contribution or other similar payment if and when actually received by Purchaser or any affiliate from any third party with respect thereto and (iii) any adjustments to the Purchase Price pursuant to Section 1.04 with respect to the subject matter in dispute. If a payment is made by any Seller in accordance with this Section 8.03, and (A) if in a subsequent taxable year a Tax benefit is realized by Purchaser, the Company or any affiliate of Purchaser, the Company or any Person with which the Company files a consolidated, combined or unitary Tax return (that was not previously taken into account to reduce an amount otherwise payable by Sellers under
Section 8.03), Purchaser, the Company or any affiliate of Purchaser in respect of the Loss for which such payment was made, the Company or any Person with which the Company files a consolidated, combined or unitary Tax Return shall pay to such Seller at the time of such realization the amount of such Tax benefit to the extent that the Tax benefit would have resulted in a reduction in the amount paid by Sellers under this Section 8.03 if the Tax benefit had been obtained in the year of such payment or (B) if subsequently Purchaser or the Company or any affiliate of Purchaser or the Company receives insurance proceeds or indemnity, contribution or other similar payments from any third party (that was not previously taken into account to reduce the amount otherwise payable by Sellers under Section 8.03) in respect of the Loss for which such payment was made, the Company shall pay to Sellers at the time that such proceeds or payments are received by Purchaser, the Company or any affiliate of Purchaser the amount of such proceeds or payments to the extent that such proceeds or payments would have resulted in a reduction in the amount paid by Sellers under this Section
8.03 if the such proceeds or payments had been received by Purchaser, the Company or any affiliate of Purchaser at the time the amount of Sellers obligations with respect thereto under Section 8.03 were initially determined.
A Tax benefit will be considered to be realized for purposes of this Section
8.03 at the time and to the extent that it is reflected on a Tax Return of Purchaser, the Company or any affiliate of Purchaser, the Company or any Person with which Purchaser or the Company files a consolidated, combined or unitary Tax Return and actually results in a reduction in Tax otherwise then payable. Sellers shall indemnify Purchaser and the Company if any such Tax benefit is disallowed or subsequently reduced.

           (d) Purchaser hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII and in Article VI. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it (or, after the Closing, the Company) may have against Sellers or their officers, directors, employees, agents, representatives and affiliates relating to the subject matter of this Agreement.

           (e) Except as set forth in this Agreement, Sellers are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Purchaser, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

           (f) Purchaser shall take and shall cause the Company to take all reasonable steps to mitigate their Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

           SECTION  8.04.  Indemnification Procedures.  (a) For purposes of this
                           --------------------------
Section 8.04, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to
        ------------------
indemnification is referred to as the "Indemnified Party".
                                       -----------------

           (b) The Indemnified Party agrees to give the Indemnifying Party written notice of any claim, assertion, event or proceeding made against it by a third party as to which it may request indemnification hereunder or as to which Purchaser's Threshold Amount or Sellers' Threshold Amount, as the case may be, may be applied within 30 days after the receipt by the Indemnified Party of notice of any claim against such Indemnified Party or the commencement of any action or proceeding against such Indemnified Party. The failure to give any notice required by this Section 8.04(b) shall not relieve any Indemnifying Party of any obligations contained in this Article VIII, except to the extent that the failure to give such notice actually prejudices the rights of such Indemnifying Party. [With respect to a claim by or in respect of a person not party to this Agreement, the Indemnifying Party shall, after giving prompt notice to the Indemnified Party acknowledging the Indemnifying Party's obligation under this Article VIII to indemnify the Indemnified Party in respect of such claim have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense; provided, however, in the event that, subsequent to the Indemnifying Party's
--------  -------
acknowledgment of its indemnification obligation under this Article VIII, the Indemnifying Party discovers additional or different facts which cause the Indemnifying Party to determine that it is not obligated under this Article VIII to indemnify the Indemnified Party therefore, the Indemnifying Party shall give the Indemnified Party prompt written notice of such determination and shall relinquish the defense or settlement of such claim to the Indemnified Party; and

provided, further, that except for the settlement of a claim that involves no
--------
obligation of the Indemnified Party other than the payment of money for which indemnification is provided hereunder (in which case the Indemnifying Party may effect such settlement in its discretion), the Indemnifying Party shall not settle or compromise any claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; and provided, further, that the Indemnifying Party may not consent to entry of any
--------
judgment or enter into any settlement in respect of a claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. Notwithstanding the foregoing, if the Indemnifying Party shall fail to defend, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, or, if in the reasonable judgment of the Indemnified Party (i) there is a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of such claim or (ii) in the case where Purchaser or the Company is the Indemnified Party, considerations relating to the operation of the Company that, in the reasonable judgment of Purchaser, would materially adversely affect the business, operations or profitability of the Company would require the Indemnified Party to defend or respond in a manner different from that recommended by the Indemnifying Party, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense, and the Indemnifying Party shall be entitled to participate in the defense of such claim, the cost of such participation to be at its own expense. The Indemnified Party may compromise or settle any claim against it at any time; provided, however, that the Indemnified Party shall not
                        --------  -------
settle or compromise any claim without the prior written consent of the Indemnifying Party; provided, further, that if in
                    --------  -------
the reasonable judgment of the Indemnified Party it would be materially harmed or otherwise materially prejudiced by not entering into a proposed settlement or compromise and the Indemnifying Party withholds consent to such settlement or compromise, the Indemnified Party may enter into such settlement or compromise and such settlement or compromise shall not be conclusive as to, or otherwise be used to establish, the liability of the Indemnifying Party to the Indemnified Party or any third party.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION  9.01.  Termination.  This Agreement may be terminated at any
                          -----------
time prior to the Closing:

          (a) by the mutual written consent of Sellers and Purchaser;

          (b) either by Sellers, acting collectively, or Purchaser, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the sale of the Shares hereunder and such order, decree, ruling or other action shall have become final and unappealable; provided, however, that
                                                      --------  -------
     the provisions of this Section 9.01(b) shall not be available to any party unless such party shall have used its best efforts to oppose any such order, judgment, injunction, decree, stipulation, determination or award or to have such order, judgment, injunction, decree, stipulation, determination or award vacated or made inapplicable to the transactions contemplated by this Agreement; or

          (c) either by Sellers, acting collectively, or Purchaser, if the Closing shall not have occurred prior to January 31, 1998; provided,
                                                                --------
     however, that the right to terminate this Agreement under this Section
     -------
     9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

          Time shall be of the essence in this Agreement.

          SECTION  9.02.  Effect of Termination.  In the event of termination of
                          ---------------------
this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 4.03, Section 11.01 and 11.03 and (b) that nothing herein shall relieve either party from liability for any willful breach hereof.

          SECTION  9.03.  Waiver.  At any time prior to the Closing, any party
                          ------
may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE X

                                  DEFINITIONS

          SECTION  10.01.  Certain Defined Terms.  As used in this Agreement,
                           ---------------------
the following terms shall have the following meanings:

          "Adjacent Property" The term "Adjacent Property" shall mean the land
           -----------------
owned by the Trusts and known as Lot 3, KayTree Sub. No. 4, a replat of Blk 2, G&H Sub. in El Paso County, in the State of Colorado, consisting of approximately 5.54 acres of land.

          "Affiliate" The term "Affiliate" shall mean, as to the Company (or, if
           ---------
another Person is specified, as to such other specified Person), (i) each Person directly or indirectly controlling, controlled by or under the direct or indirect common control with the Company (or such specified Person), including without limitation, in the case of the Company, each Seller, (ii) any Person who is or has been within two years of the time in question a director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of any Person referred to in clause (i) above and the members of the immediate family of each such director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which the Company (or such specified Person) or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficiary own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest.

          "Agreement" means this Stock Purchase Agreement, dated as of December
           ---------
19, 1997, among Sellers and Purchaser (including the Disclosure Schedule) and all amendments hereto made in accordance with Section 10.10.

          "Audited Financial Statements" means the audited balance sheet, income
           ----------------------------
statement and statement of cash flows of the Company as of and for the 12 month period ended March 31, 1997.

          "Bain Funds Commitment Letter" means the financing commitment letter,
           ----------------------------
dated November 19, 1997, pursuant to which Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P. have committed to purchase an aggregate of $15,000,000 of equity in Purchaser to fund a portion of the Purchase Price.

          "Bonus Payments" means the "successful transaction" bonus payments in
           --------------
the aggregate amount of $300,000 to be paid by the Company to the employees of the Company specified on Schedule 10.01 in connection with the closing of the transactions contemplated by this Agreement.

          "Books and Records" means all books of account and other financial
           -----------------
records pertaining to the Company.

          "Business" means the business of the Company as conducted as of the
           --------
date hereof.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by law to be closed in the City of New York.

          "Chase Credit Agreement" means the Credit Agreement, dated as of
           ----------------------
October 28, 1997, by and among Purchaser, The Chase Manhattan Bank and the banks and other financial institutions or entities from time to time party thereto, pursuant to which Purchaser is entitled to borrow up to $25,000,000 in order to fund a portion of the Purchase Price, subject to the conditions set forth in
Section 5.2 of the Chase Credit Agreement.

          "Closing Net Worth" means total assets minus total liabilities of the
           -----------------
Company as shown on the Closing Balance Sheet; provided, however, regardless of
                                               --------  -------
whether such items are reflected on the Closing Balance Sheet, for purposes of the Closing Net Worth calculation, the Closing Net Worth shall be calculated without regard to (i) any liability in respect of the Grosso/St. Andre Payments or the Bonus Payments, and (ii) any asset or reduction in liability in respect of any income tax deduction or other Tax benefit relating to the Grosso/St. Andre Payments (it being understood that the calculation of Closing Net Worth shall include an asset or reduction in liability in respect of an income tax deduction for the Bonus Payments).

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Disclosure Schedule" means the Disclosure Schedule dated as of the
           -------------------
date hereof delivered to Purchaser by Sellers.

          "Encumbrance" means any security interest, pledge, mortgage, lien,
           -----------
charge, adverse claim of ownership or use, or other encumbrance of any kind.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Financial Statements" means, collectively, the Audited Financial
           --------------------
Statements and the Interim Financial Statements.

          "GAAP" means United States generally accepted accounting principles in
           ----
effect from time to time applied consistently throughout the time period involved.

          "Governmental Authority" means any government, any governmental
           ----------------------
entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral, body, whether federal, state or local.

          "Governmental Order" means any order, judgment, injunction, decree,
           ------------------
stipulation, determination or award entered by or with any Governmental
Authority.

          "Grosso/St. Andre Payments" means the payments to be made by the
           -------------------------
Company to John Grosso and David St. Andre, pursuant to letters between the Company and each of them, dated as of December 19, 1997, which letters amend and restate the letters between the Company and each of John Grosso and David St. Andre, each dated May 12, 1992.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations thereunder.

          "Interim Financial Statements" means the unaudited balance sheet,
           ----------------------------
income statements and statement of cash flows of the Company as of and for the six month period ended September 29, 1997.

          "knowledge of Sellers" or "Sellers' knowledge" means the actual
           --------------------      ------------------
knowledge after reasonable inquiry of each Seller, each of the directors of the Company or NTI-CA, and each of the following employees of the Company: Peter Malinaro, David St. Andre and Frank Gorman.

          "Losses" of a Person means any and all losses, liabilities, damages,
           ------
claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorney's fees) actually suffered or incurred by such Person.

          "Marcelli Employment Agreement" means the Employment Agreement, dated
           -----------------------------
as of December 19, 1997, between Purchaser and Marcelli.

          "Material Adverse Effect" means any effect or change that does have,
           -----------------------
or would reasonably be expected to have, a material adverse affect on the business, financial condition, operating results or assets of the Company or the Business.

          "Net Debt Obligations" means (A) all obligations of the Company in
           --------------------
respect of long-term debt obligations (including the current portion thereof), indebtedness for borrowed money, lines of credit, notes payable and capital leases (but excluding therefrom any operating leases of the Company), together with all accrued and unpaid interest thereon through the Closing Date and all prepayment penalties and other obligations due in respect thereof upon repayment and termination at the Closing and the Transaction Costs of the Company less (B) all cash and cash equivalents held by the Company.

          "Person" means any individual, partnership, firm, corporation,
           ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          "Permitted Encumbrances" means (i) Encumbrances for inchoate
           ----------------------
mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business which in the aggregate have a value of less than $25,000, (ii) Encumbrances for Taxes not yet payable and for Taxes being contested in good faith, (iii) Encumbrances arising out of, under or in connection with this Agreement, (iv) Encumbrances in connection with debt obligations of the Company as described in clause (A) of the definition of Net Debt Obligations and (v) Encumbrances and imperfections of title the existence of which would not materially affect the use of the property subject thereto, consistent with past practice.

          "Premerger Notification Rules" means the rules promulgated pursuant to
           ----------------------------
the HSR Act.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Stock Pledge" means the Stock Pledge Agreement, dated as of December
           ------------
19, 1997, between Marcelli and Purchaser.

          "Tax" or "Taxes" means all income, gross receipts, sales, use,
           ---      -----
employment, franchise, profits, property, transfer or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          "Working Capital" means current assets of the Company minus current
           ---------------
liabilities of the Company, as reflected on the Closing Balance Sheet; provided, however, that regardless of whether such items are reflected on the Closing Balance Sheet, the Working Capital shall be calculated without regard to (i) any liability in respect to the Grosso/St. Andre Payments or the Bonus Payments, and
(ii) any asset or reduction in liability in respect of any income tax deduction or other Tax Benefit relating to the Grosso/St. Andre Payment or the Bonus Payments.

          SECTION  10.02.  Other Defined Terms.  Each of the following terms has
                           -------------------
the meaning specified in the Section set forth opposite such term:

          TERM                                SECTION
          ----                                -----------
          Actions                             2.11
          Assets                              2.22
          BARS                                2.17
          Balance Sheet Date                  2.10(a)
          Closing                             1.03(a)
          Closing Balance Sheet               1.04(c)
          Closing Date                        1.03(a)
          Company                             recitals
          Company Accountants                 4.09
          Confidentiality Agreement           4.03


          Contest                             6.04(b)
          Davila Group                        preamble
          Davila Marital Trust                preamble
          Davila Survivor's Trust             preamble
          Estimated Net Debt Obligations      1.04(b)
          Estimated Grosso/
          St. Andre Payments                  1.04(b)
          Estimated Net Worth Differential    1.04(b)
          Financial Statement Expenses        4.09
          401(k) Plan                         2.15(d)
          Grosso/St. Andre Escrow             1.03(d)
          Independent Accounting Firm         1.04(e)
          IRS                                 2.15(a)
          Indemnified Party                   8.04(a)
          Indemnifying Party                  8.04(a)
          Interim Net Worth                   1.04(d)(i)
          Leases                              2.14(b)
          Marcelli                            preamble
          Marcelli Employment Agreements      7.02(d)
          Material Contracts                  2.18
          Multiemployer Plan                  2.15(b)
          Multiple Employer Plan              2.15(b)
          Net Worth Target                    1.04(b)
          NTI-CA                              preamble
          Permits                             2.13
          Plans                               2.15(a)
          Post-Closing Date Tax Benefit       6.03(b)
          Purchase Price                      1.02
          Purchaser                           preamble
          Purchaser's Accountants             1.04(c)
          Purchaser's Threshold Amount        8.02(b)
          Registration Statement              4.09
          Reserved Taxes                      6.01(a)
          Sellers                             preamble
          Sellers' Accountants                1.04(e)
          Sellers' Percentages                1.03(c)
          Seller Special Claim                8.02(b)
          Sellers' Threshold Amount           8.03(b)
          Shares                              Recitals
          Special Claim                       8.03(b)
          Tax Returns                         2.16(a)
          Trusts                              preamble
          Welfare Benefit Plan                2.15(e)
          Working Capital Target              1.04(d)(iii)


                                  ARTICLE XI

                               GENERAL PROVISIONS

          SECTION  11.01.  Expenses.  All costs and expenses, including, without
                           --------
limitation, fees and disbursements of counsel, financial advisors, financing sources, equity investors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby (the "Transaction Costs")
                                                         -----------------
shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred, subject, in the case of Transaction Costs of the Company (including any bonus payments made in connection with the Closing of the transactions contemplated hereby), to the definition of Long-term Debt Obligations in Section 10.1.

          SECTION  11.02.  Notices.  All notices, request, claims, demands and
                           -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

          (a)  if to any Seller:

               Shareholders of Colorado Springs Circuits, Inc.
               c/o NTI
               980 Technology Court
               Colorado Springs, Colorado  80915
               Attention:  James S. Marcelli
               Facsimile:  (719) 574-3375

          with a copy to:

               Shearman & Sterling
               555 California Street
               San Francisco, CA  94104
               Attention:  Christopher D. Dillon, Esq.
               Facsimile:  (415) 616-1199

          (b)  if to Purchaser:

               Details, Inc.
               1231 Simon Circle
               Anaheim, California  92806
               Attention:  Bruce McMaster

               Facsimile:  (714) 630-9438

          with a copy to:

               Bain Capital, Inc.
               Two Copley Place
               Boston, MA  02116
               Attention:  David Dominik
               Facsimile:  (617) 572-3274

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:  Daniel S. Evans, Esq.
               Facsimile:  (617) 951-7050

          SECTION  11.03.  Public Announcements.  No party to this Agreement
                           --------------------
shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the parties hereto, and the parties shall cooperate as to the timing and contents of any such announcement.

          SECTION  11.04.  Headings.  The headings contained in this Agreement
                           --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION  11.05.  Severability.  If any term or other provision of this
                           ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION  11.06.  Entire Agreement.  This Agreement and the
                           ----------------
Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, among Sellers and Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

          SECTION  11.07.  Assignment.  This Agreement shall not be assigned by
                           ----------
operation of law or otherwise; provided, however, that after the Closing, Purchaser may (a) make a collateral assignment of this Agreement to any lender to the Company and
(b) assign this Agreement to any entity which acquires all or substantially all of the Business.

          SECTION  11.08.  No Third-Party Beneficiaries.  Except as provided in
                           ----------------------------
Article V, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION  11.09.  Amendment.  This Agreement may not be amended or
                           ---------
modified except by an instrument in writing signed by Sellers and Purchaser.

          SECTION  11.10.  Governing Law.  This Agreement shall be governed by,
                           -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

          SECTION  11.11.  Counterparts.  This Agreement may be executed in one
                           ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each Seller and Purchaser has executed this Agreement as of the date first written above or has caused this Agreement to be executed as of the date first written above by its respective officers or trustee thereunto duly authorized.

                              NTI, INC., a California corporation


                              By /s/ James S. Marcelli
                                 ------------------------------------
                                 Name:
                                 Title:


                              ----------------------------
                              JAMES S. MARCELLI


                              THE DAVILA MARITAL TRUST DATED
MARCH 13, 1989, a California irrevocable trust


                              By /s/ Michael J. Irvin
                                 -----------------------------------
                                 Michael J. Irvin
                                 Trustee


                              THE DAVILA SURVIVOR'S TRUST DATED
MARCH 13, 1989, a California revocable trust


                              By /s/ Liane Davila
                                 -----------------------------------
                                 Liane Davila
                                 Trustee


                              DETAILS, INC.


                              By /s/ Joseph P. Gisch
                                 -----------------------------------
                                 Name: Joseph P. Gisch
                                 Title: Chief Financial Officer

                                                                 EXHIBIT 1.03(c)
                                                                 ---------------


                              SELLERS' PERCENTAGES
                              --------------------



          Marcelli                                 24.62%
          NTI-CA                                   75.18%
          The Davila Marital Trust                 00.10%
          The Davila Survivor's Trust              00.10%



The calculation of Sellers' percentages are based upon Sellers' respective percentage ownership interests in the shares, adjusted to reflect the understanding of the parties that Marcelli's proceeds are not reduced by obligations relating to the Grosso/St. Andre payments or any intercompany debt. Sellers' percentages will be adjusted to reflect final purchase price adjustments under the terms of the Stock Purchase Agreement relating to the differences between Sellers' estimates of such amounts and the final calculations thereof.

                                Exhibit 7.01(c)

                     [Form of Purchaser's Counsel Opinion]

                                Exhibit 7.02(d)

                [Forms of Employment and Non-Compete Agreements]

                                Exhibit 7.02(i)

                           [Forms of Legal Opinions]

                                Exhibit 7.02(i)

                       [Forms of Real Property Documents]

                              Disclosure Schedule

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                         dated as of December 19, 1997

                                     among

                                   NTI, INC.,

                               JAMES S. MARCELLI,

                                      THE
                             DAVILA MARITAL TRUST,
                   UNDER TRUST DOCUMENT DATED MARCH 13, 1989,
                         MICHAEL J. IRVIN, AS TRUSTEE ,

                          THE DAVILA SURVIVOR'S TRUST,
                   UNDER TRUST DOCUMENT DATED MARCH 13, 1989,
                            LIANE DAVILA, AS TRUSTEE

                                      and

                                 DETAILS, INC.

                               TABLE OF CONTENTS



                                   ARTICLE I

                               PURCHASE AND SALE

1.01.  Purchase and Sale.                                                1
1.02.  Purchase Price                                                    1
1.03.  Closing                                                           1
1.04.  Purchase Price Adjustment                                         2

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

2.01.  Incorporation and Authority of NTI-CA                             5
2.02.  Formation and Authority of the Trusts                             5
2.03.  Incorporation and Qualification of the Company                    6
2.04.  Capital Stock of the Company                                      6
2.05.  Subsidiaries                                                      6
2.06.  No Conflict                                                       6
2.07.  Consents and Approvals                                            7
2.08.  Financial Information                                             7
2.09.  Absence of Undisclosed Liabilities                                7
2.10.  Absence of Certain Changes or Events                              8
2.11.  Absence of Litigation                                             9
2.12.  Compliance with Laws                                              9
2.13.  Licenses and Permits                                             10
2.14.  Real Property                                                    10
2.15.  Employee Benefit Matters                                         10
2.16.  Taxes                                                            12
2.17.  Brokers                                                          13
2.18.  Material Contracts                                               13
2.19.  Customers and Suppliers                                          14
2.20.  Environmental and Safety Matters                                 15
2.21.  Trademarks, Patents and Copyrights                               15
2.22.  Title to Assets                                                  15
2.23.  Transactions with Affiliates                                     16
2.24.  Ultimate Parent Entities                                         16



                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01.  Incorporation and Authority of Purchaser                       16
3.02.  No Conflict                                                    17
3.03.  Consents and Approvals                                         17
3.04.  Absence of Litigation                                          17
3.05.  HSR Act                                                        17
3.06.  Financing                                                      17
3.07.  Brokers                                                        18
4.01.  Conduct of Business Prior to the Closing                       18
4.02.  Access to Information                                          18
4.03.  Confidentiality                                                19
4.04.  Regulatory and Other Authorizations; Consents.                 19
4.05.  Investigation                                                  19
4.06.  Financing                                                      20
4.07.  Further Action                                                 20
4.08.  Sellers' Confidentiality; Non-Competition                      20
4.09.  Preparation of Financial Statements; Consents                  21
4.10.  NTI Name                                                       22
4.11.  Davila Group Assets                                            22
4.12.  Real Estate Leases                                             22

                                   ARTICLE V

                            [INTENTIONALLY OMITTED]


                                   ARTICLE VI

                                  TAX MATTERS

6.01.  Tax Indemnities                                                23
6.02.  Preparation of Tax Returns                                     24
6.03.  Refunds and Tax Benefits                                       25
6.04.  Contests                                                       26
6.05.  Cooperation and Exchange of Information                        26
6.06.  Conveyance Taxes                                               27
6.07.  Miscellaneous                                                  27
6.08.  Survival of Obligations                                        27

                                  ARTICLE VII

                             CONDITIONS TO CLOSING
7.01.  Conditions to Obligations of Sellers                           28
7.02.  Conditions to Obligations of Purchaser                         28


                                  ARTICLE VIII

                                INDEMNIFICATION

8.01.  Survival                                                      30
8.02.  Indemnification by Purchaser                                  30
8.03.  Indemnification by Sellers                                    32
8.04.  Indemnification Procedures                                    35

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

9.01.  Termination                                                   36
9.02.  Effect of Termination                                         37
9.03.  Waiver                                                        37

                                   ARTICLE X

                                  DEFINITIONS
10.01.  Certain Defined Terms                                        37
10.02.  Other Defined Terms                                          41

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.01.  Expenses                                                     42
11.02.  Notices                                                      43
11.03.  Public Announcements                                         44
11.04.  Headings                                                     44
11.05.  Severability                                                 44
11.06.  Entire Agreement                                             44
11.07.  Assignment                                                   44
11.08.  No Third-Party Beneficiaries                                 44
11.09.  Amendment                                                    45
11.10.  Governing Law                                                45
11.11.  Counterparts                                                 45


EXHIBITS AND SCHEDULES

Exhibit 1.03(c)           -      Sellers' Percentages
Exhibit 1.04(b)           -      Sellers' Written Estimates

Exhibit 4.12              -      Form of Amendment and Restatement of Lease
Exhibit 7.01(c)           -      Form of Purchaser's Counsel Opinion
Exhibit 7.02(d)           -      Marcelli Employment Agreement
Exhibit 7.02(i)           -      Forms of Legal Opinions
Schedule 10.01            -      Bonus Payments
Disclosure Schedule